Exhibit 32.1

Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

(1) I have reviewed the Annual Report on Form 10-K of Inland Land Appreciation Fund, L.P. (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Inland Land Appreciation Fund, L.P.

By:  Inland Real Estate Investment Corporation
     General Partner

/S/ Brenda G. Gujral

Name:  Brenda G. Gujral
Title:   President of the General Partner and
        principal executive officer of Inland Land Appreciation Fund, L.P
Date:   March 26, 2004